UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of September 3, 2024, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) approved and adopted amendments to the Company’s Second Amended and Restated By-laws (the “By-laws,” and as so amended and restated, the “Third Amended and Restated By-laws”). The amendments, among other things:

•	articulate the Board’s authority to reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board;

•	provide that business transacted at a special meeting of stockholders is limited to the purposes stated in the notice of meeting;

•	clarify that the voting standard for all matters submitted to the stockholders other than the election of directors is a majority of the votes cast unless a different or minimum vote is required by the Company’s Certificate of Incorporation, the By-laws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter;

•	articulate the authority of the chair of stockholder meetings to convene, recess or adjourn the meeting;

•	update the advance notice provisions to, including, without limitation:

o	clarify that any business (other than a nomination) brought by a stockholder before an annual meeting must be a proper matter for stockholder action;

o	eliminate the requirement that the stockholder notice include information regarding performance related fees;

o	clarify that, in advance of a meeting of stockholders, the Board determines whether business or a nomination was properly brought before the meeting;

o	provide that the terms “affiliates” and “associates” have the meaning set forth in Rule 405 of the Securities Act of 1933, as amended;

o	limit the number of nominees that a stockholder may nominate at a meeting to the number of directors to be elected at such meeting;

o	revise the existing requirement that the proposed nominee provide information on his or her eligibility to serve as an independent director to instead require the proposed nominee to provide information on whether he or she is qualified under the Company’s Certificate of Incorporation, By-laws, stock exchange rules or other laws applicable to the Company to serve as a director or independent director; and

o	eliminate the requirement that a proposed nominee represent that the stockholder or beneficial owner on whose behalf the nomination is made would be in compliance with certain guidelines and policies of the Company;

•	decrease the quorum requirement for the transaction of business at meetings of stockholders from “the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of at least forty percent (40%) in voting power of the shares of stock issued, outstanding and entitled to vote at a meeting” to “the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of at least thirty-three and one-third percent (33 1/3%) in voting power of the shares of stock issued, outstanding and entitled to vote at a meeting”;

•	eliminate the requirement that certain provisions of the By-laws related to the election of directors be summarized or set forth in their entirety in each of the Company’s proxy statements related to the election of directors;

•	eliminate the definition of “cause” with respect to director removals;

•	eliminate the description of authority delegated to the standing committees of the Board in favor of each committee’s separate charter; and

•	remove the specific limitations on authority that can be delegated to board committees in favor of the limitations that apply by default under the General Corporation Law of the State of Delaware (the “DGCL”).

The amendments to the By-laws also include other changes to conform to recent amendments to the DGCL, to conform various provisions of the By-laws to the DGCL, the provisions of the Company’s Certificate of Incorporation and other provisions of the By-laws and to make other general clean-up and clarifying changes.

The foregoing description of the Third Amended and Restated By-laws (and the amendments reflected therein) is qualified in its entirety by reference to the full text of the Third Amended and Restated By-laws, which are attached hereto as Exhibit 3.1 (unmarked version) and Exhibit 3.2 (marked version) and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated By-laws, effective as of September 3, 2024 (unmarked version).

3.2	Third Amended and Restated By-laws, effective as of September 3, 2024 (marked version).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 4, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer